Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with Royalty Pharma plc’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Pablo Legorreta, the Chief Executive Officer and Terrance Coyne, the Chief Financial Officer of Royalty Pharma plc, each certifies that, to the best of his knowledge:
1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royalty Pharma plc.

Date: August 12, 2020

/s/ Pablo Legorreta
Name: Pablo Legorreta
Chief Executive Officer

/s/ Terrance Coyne
Name: Terrance Coyne
Chief Financial Officer